Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$98,991,627
Realized Gain (Loss) on Swap Contracts	44,450,449
Unrealized Gain (Loss) on Market Value of Commodity Futures	107,913,696
Unrealized gain (loss) on Fair Value of Swap Contracts	(346)
Dividend Income	855,937
Interest Income	828,465
ETF Transaction Fees	16,450
Total Income (Loss)	$253,056,278

Expenses
General Partner Management Fees	$311,400
Professional Fees	96,005
Brokerage Commissions	215,599
Directors' Fees and insurance	40,311
License fees	7,785
Total Expenses	$671,100
Net Income (Loss)	$252,385,178

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/26	$550,640,328
Additions (35,700,000 Shares)	389,414,319
Withdrawals (54,400,000 Shares)	(746,100,404)
Net Income (Loss)	252,385,178

Net Asset Value End of Month	$446,339,421
Net Asset Value Per Share (26,446,103 Shares)	$16.88

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596